                                                                     EXHIBIT 1.1


                                3,000,000 Shares


                               ADMINISTAFF, INC.
                          Common Stock, $.01 par value





                             UNDERWRITING AGREEMENT





___________________, 1997
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                                                           _______________, 1997




Morgan Stanley & Co. Incorporated
Donaldson, Lufkin & Jenrette Securities Corporation
c/o Morgan Stanley & Co. Incorporated
     1585 Broadway
     New York, New York 10036

Dear Sirs:

         Administaff, Inc., a Delaware corporation (the "Company"), proposes to issue and sell to the several Underwriters named in Schedule II hereto (the "Underwriters") an aggregate of 3,000,000 shares of the common stock, $.01 par value, of the Company (the "Firm Shares").

         In addition, certain stockholders of the Company (the "Selling Stockholders") named in Schedule I hereto severally propose to sell to the several Underwriters not more than an additional 450,000 shares of the common stock, $.01 par value, of the Company (the "Additional Shares"), each Selling Stockholder selling the amount set forth opposite such Selling Stockholder's name in Schedule I hereto, if and to the extent that you, as Managers of the offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of common stock granted to the Underwriters in
Article III hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "Shares". The shares of common stock, $.01 par value, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the "Common Stock". The Company and the Selling Stockholders are hereinafter sometimes referred to collectively as the "Sellers".

         The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement (Commission File No. 33-96952) relating to the Shares. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the "Securities Act"), is hereinafter referred to as the "Registration Statement"; the prospectus in the form first used to confirm sales of Shares is hereinafter referred to as the "Prospectus". If the Company files a registration statement to register a portion of the Shares and relies on Rule 462(b) for such registration statement to become effective upon filing with the Commission (the "Rule 462 Registration Statement"), then any reference to the "Registration Statement" shall be deemed to refer to both the registration statement referred to above (Commission File No. 33-96952) and the Rule 462 Registration Statement, in each case as amended from time to time.

                                       I.

         The Company represents and warrants to each of the Underwriters that:

                 (a) The Registration Statement has become effective, no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

                 (b) (i) Each part of the Registration Statement, when such part became effective, did not contain and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph (b) do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

                 (c) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                 (d) Each subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.





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                 (e)      The authorized capital stock of the Company conforms
         as to legal matters to the description thereof contained in the Prospectus under the heading "Description of Capital Stock".

                 (f) The shares of Common Stock (including the Shares to be sold by the Selling Stockholders) outstanding prior to the issuance of the Shares to be sold by the Company have been duly authorized and are validly issued, fully paid and non-assessable.

                 (g) The Shares to be sold by the Company have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

                 (h) This Agreement has been duly authorized, executed and delivered by the Company.

                 (i) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of applicable law or the certificate of incorporation or bylaws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of or qualification with any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares and except to the extent that the failure to obtain such consent, approval, authorization or qualification would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                 (j) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus.

                 (k) There are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the





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         Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

                 (l) Each of the Company and its subsidiaries has all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus, except to the extent that the failure to obtain or file would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                 (m) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 or Rule 462 under the Securities Act, complied when so filed in all material respects with the Securities Act and the rules and regulations of the Commission thereunder.

                 (n) The Company is not an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

                 (o) The Company and its subsidiaries are (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                 (p)      The Company has complied with all provisions of
         Section 517.075, Florida Statutes (Chapter 92-198, Laws of Florida).

                                      II.

         Each of the Selling Stockholders represents and warrants to each of the Underwriters that:

                 (a) This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder.





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                 (b)      The execution and delivery by such Selling
         Stockholder of, and the performance by such Selling Stockholder of its obligations under, this Agreement, the Custody Agreement signed by such Selling Stockholder and ______________________, as Custodian, relating to the deposit of the Shares to be sold by such Selling Stockholder (the "Custody Agreement"), and the Power of Attorney appointing certain individuals as such Selling Stockholder's attorneys-in-fact to the extent set forth therein, relating to the transactions contemplated hereby and by the Registration Statement (the "Power of Attorney") will not contravene any provision of applicable law, or the certificate of incorporation, by-laws or other governing instrument of such Selling Stockholder (if such Selling Stockholder is a corporation or other entity), or any agreement or other instrument binding upon such Selling Stockholder or any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Stockholder, except for such contraventions that would not adversely affect the title to the Shares, the offering of the Shares by the Underwriters hereunder or the ability of such Selling Stockholder to perform its obligations hereunder, and no consent, approval, authorization or order of or qualification with any governmental body or agency is required for the performance by such Selling Stockholder of its obligations under this Agreement or the Custody Agreement or Power of Attorney of such Selling Stockholder, except as such may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares, and except for such consents, approvals, authorizations or orders the failure of which to obtain would not adversely affect the title to the Shares, the offering of the Shares by the Underwriters hereunder or the ability of such Selling Stockholder to perform its obligations hereunder.

                 (c) Such Selling Stockholder has, and on the Closing Date will have, valid, marketable title to the Shares to be sold by such Selling Stockholder and the legal right and power, and all authorization and approval required by law, to enter into this Agreement, the Custody Agreement and the Power of Attorney and to sell, transfer and deliver the Shares to be sold by such Selling Stockholder.

                 (d) The Shares to be sold by such Selling Stockholder pursuant to this Agreement have been duly authorized and are validly issued, fully paid and non-assessable.

                 (e) The Custody Agreement and the Power of Attorney have been duly authorized, executed and delivered by such Selling Stockholder and are valid and binding agreements of such Selling Stockholder.

                 (f) Delivery of the Shares to be sold by such Selling Stockholder pursuant to this Agreement will pass marketable title to such Shares free and clear of any security interests, claims, liens, equities and other





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         encumbrances, assuming the Underwriters are purchasers for value in good faith and without notice of any adverse claim.

                 (g) All information furnished in writing by or on behalf of such Selling Stockholder for use in the Registration Statement and Prospectus is, and on the Closing Date will be, true, correct and complete, and does not, and on the Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make such information not misleading.

                                      III.

         The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agree, severally and not jointly, to purchase from the Company at $__________ per share (the "Purchase Price") the number of Firm Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the number of Firm Shares to be sold by the Company as the number of Firm Shares set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

         On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Selling Stockholders agree to sell to the Underwriters the Additional Shares, and the Underwriters shall have a one-time right to purchase, severally and not jointly, up to 450,000 Additional Shares at the Purchase Price. Additional Shares may be purchased as provided in Article V hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. If any Additional Shares are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased as the number of Firm Shares set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

         Each Seller hereby agrees that, without your prior written consent, it will not, during the period ending 180 days after the date of the Prospectus,
(a) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (b) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise; provided, however, that each Selling Stockholder shall be permitted to make a bona fide pledge of shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock during such period if such Selling Stockholder delivers to Morgan Stanley & Co. Incorporated an agreement by such pledgee substantially similar to the agreement contained in this





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paragraph.  The foregoing sentence shall not apply to (a) the Shares to be sold hereunder or (b) the issuance by the Company of any shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which you have been advised in writing. In addition, each Selling Stockholder agrees that, without your prior written consent, it will not, during the period ending 180 days after the date of the Prospectus, make any demand for, or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

                                      IV.

         The Sellers are advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Sellers are further advised by you that the Shares are to be offered to the public initially at $_______ per share (the public offering price) and to certain dealers selected by you at a price that represents a concession not in excess of $_______ per share under the public offering price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of $_________ per share, to any Underwriter or to certain other dealers.

                                       V.

         Payment for the Firm Shares to be sold by the Company shall be made by certified or official bank check or checks payable to the order of the Company in New York Clearing House funds at the office of Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York, at 10:00 a.m., local time, on ________________, 1997, or at such other time or place on the same or such other date, not later than __________________, 1997, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "Closing Date".

         Payment for any Additional Shares to be sold by each Selling Stockholder shall be made by certified or official bank check or checks payable to the order of such Selling Stockholder in New York Clearing House funds at the office of Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York, at 10:00 a.m., local time, on such date (which may be the same as the Closing Date but shall in no event be earlier than the Closing Date nor later than ten business days after the giving of the notice hereinafter referred to) as shall be designated in a written notice from you to the Company and the Selling Stockholders of your determination, on behalf of the Underwriters, to purchase a number, specified in said notice, of Additional Shares, or on such other date, in any event not later than __________________, 1997, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "Option Closing Date". The notice of the determination to exercise the option to purchase Additional Shares and of the Option Closing Date may be given at any time within 30 days after the date of this Agreement.

         Certificates for the Firm Shares and Additional Shares shall be in definitive form and registered in such names and in such denominations as you shall request in writing





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not later than two business days prior to the Closing Date or the Option
Closing Date, as the case may be. The certificates evidencing the Firm Shares and Additional Shares shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

                                      VI.

         The obligations of the Sellers and the several obligations of the Underwriters hereunder are subject to the condition that the Registration Statement shall have become effective not later than the date hereof.

         The several obligations of the Underwriters hereunder are subject to the following further conditions:

                 (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations, of the Company and its subsidiaries, taken as a whole, from that set forth in the Registration Statement, that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

                 (b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

                 The officer signing and delivering such certificate may rely upon the best of his knowledge as to proceedings threatened.

                 (c) You shall have received on the Closing Date an opinion of Andrews & Kurth L.L.P., counsel for the Company, dated the Closing Date, to the effect that

                          (i) the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such





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                 qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries taken as a whole;

                          (ii) each subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries taken as a whole;

                          (iii) the authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus under the caption "Description of Capital Stock";

                          (iv) the shares of Common Stock (including the Shares to be sold by the Selling Stockholders) outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable;

                          (v) the Shares to be sold by the Company have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights;

                          (vi) this Agreement has been duly authorized, executed and delivered by the Company;

                          (vii) the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of applicable law (making no comment as to the adequacy of the Company's disclosure in the Registration Statement for state securities or Blue Sky laws with respect to this subparagraph) or the certificate of incorporation or by-laws of the Company or, to such counsel's knowledge, any agreement or other instrument binding upon the Company





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
                 or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or, to such counsel's knowledge, any judgment, or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of or qualification with any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares;

                          (viii) the statements (A) in the Prospectus under the captions "Risk Factors -- IRS Audit of the Company's 401(k) Plan; IRS Employee Leasing Market Segment Group", "Risk Factors -- Costs of 401(k) Plan Compliance", "Risk Factors -- State and Local Regulation", "Industry Regulation", "Management -- Stock Option Plan", "Management -- Related Party Transactions", "Description of Capital Stock" and "Shares Eligible for Future Sale" and (B) in Items 14 and 15 of the Registration Statement, in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, are accurate and complete in all material respects;

                          (ix) such counsel does not know of any legal or governmental proceeding pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;

                          (x) the Company is not an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended; and

                          (xi) such counsel (A) is of the opinion that the Registration Statement and Prospectus (except for financial statements and schedules and other financial and statistical data included therein as to which such counsel need not express any opinion) comply as to form in all material respects with the Securities Act and the rules and regulations of the Commission thereunder, (B) believes that

                 (except for financial statements and schedules and other financial and statistical data as to which such counsel need not express any belief) the Registration Statement and the prospectus included therein at the time the Registration Statement became effective did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (C) believes that (except for financial statements and schedules and other financial and statistical data as to which such counsel need not express any belief) the Prospectus does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                 With respect to subparagraph (xi) of this paragraph (c), Andrews & Kurth L.L.P. may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification except as specified and that they relied as to matters of fact upon the officers and other representatives of the Company.

                 The opinion of Andrews & Kurth L.L.P. described in this paragraph (c) shall be rendered to you at the request of the Company and shall so state therein.

                 (d) You shall have received on the Closing Date an opinion of McGinnis, Lochridge & Kilgore, LLP, special counsel for the Company, dated the Closing Date, to the effect that the statements in the Prospectus under the captions "Risk Factors -- IRS Audit of the Company's 401(k) Plan; IRS Employee Leasing Market Segment Group", "Risk Factors -- Costs of 401(k) Plan Compliance", "Risk Factors -- State and Local Regulation" and "Industry Regulation", in each case insofar as such statements constitute summaries of legal matters, documents or proceedings referred to therein, are accurate in all material respects.

                 The opinion of McGinnis, Lochridge & Kilgore, LLP described in this paragraph (d) shall be rendered to you at the request of the Company and shall so state therein.

                 (e) You shall have received on the Closing Date an opinion of Andrews & Kurth L.L.P., counsel for the Selling Stockholders, dated the Closing Date, to the effect that:

                          (i) this Agreement has been duly authorized, executed and delivered by or on behalf of each of the Selling Stockholders;

                          (ii) the execution and delivery by each Selling Stockholder of, and the performance by such Selling Stockholder of its obligations under, this Agreement and the Custody Agreement and Power of Attorney of such Selling Stockholder will not contravene any provision of applicable law, or the certificates of incorporation, by- laws or other governing instrument of such Selling Stockholder (if such Selling Stockholder is a corporation or other entity), or, to such counsel's knowledge, any agreement or other instrument binding upon such Selling Stockholder or, to such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Stockholder, except for such contraventions that would not adversely affect the title to the Shares, the offering of the Shares by the Underwriters hereunder or the ability of such Selling Stockholder to perform its obligations hereunder, and no consent, approval, authorization or order of or qualification with any governmental body or agency is required for the performance by such Selling Stockholder of its obligations under this Agreement or the Custody Agreement or Power of Attorney of such Selling Stockholder, except such as have been obtained under the Securities Act or as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares, and except for such consents, approvals, authorizations or orders the failure of which to obtain would not adversely affect the title to the Shares, the offering of the Shares by the Underwriters hereunder or the ability of such Selling Stockholder to perform its obligations hereunder;

                          (iii) each of the Selling Stockholders has valid and marketable title to the Shares to be sold by such Selling Stockholder and has the legal right and power, and all authorization and approval required by law, to enter into this Agreement and the Custody Agreement and Power of Attorney of such Selling Stockholder and to sell, transfer and deliver the Shares to be sold by such Selling Stockholder;

                          (iv) the Custody Agreement of each Selling Stockholder has been duly authorized, executed and delivered by such Selling Stockholder and is a valid and binding agreement of such Selling Stockholder; and

                          (v) delivery of the Shares to be sold by each Selling Stockholder pursuant to this Agreement will pass marketable title to such Shares free and clear of any security interests, claims, liens, equities and other encumbrances, assuming the Underwriters are purchasers for value in good faith and without notice of any adverse claim.

                 With respect to this paragraph (d), Andrews & Kurth L.L.P. may rely upon an opinion or opinions of counsel for any Selling Stockholders and, to the extent such counsel deems appropriate, upon the representations of each Selling Stockholder contained herein and in the Custody Agreement and Power of Attorney of such Selling Stockholder and in other documents and instruments; provided that (A) each such counsel for the Selling Stockholders is satisfactory to your counsel, (B) a copy of each such opinion so relied upon is delivered to you and is in form and substance satisfactory to your counsel, (C) copies of the Custody Agreements and Powers of Attorney any of any such other documents and instruments shall be delivered to you and shall be in form and substance satisfactory to your counsel and (D) Andrews & Kurth L.L.P. shall state in their opinion that they are justified in relying on each such other opinion.

                 (f) You shall have received on the Closing Date an opinion of Fulbright & Jaworski L.L.P., special counsel for the Underwriters, dated the Closing Date, covering the matters referred to in subparagraphs (v), (vi), (viii) (but only as to the statements in the Prospectus under "Description of Capital Stock" and "Underwriters"), (x) and (xi) of paragraph (c) above.

                 With respect to subparagraph (xi) of paragraph (c) above, Fulbright & Jaworski L.L.P. may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification except as specified and that they relied as to matters of fact to a certain extent upon the officers and other representatives of the Company.

                 (g) You shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to you, from Ernst & Young L.L.P., independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

                 (h) The "lock-up" agreements between you and certain stockholders, officers and directors of the Company relating to sales of shares of common stock of the Company or any securities convertible into or exercisable or exchangeable for such common stock, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

                 (i) The Company shall have complied with the provisions of Article VII(a) hereof with respect to the furnishing of Prospectuses on the business day next succeeding the date of this Agreement, in such quantities as you reasonably request.

         The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on the Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares and other matters related to the issuance of the Additional Shares.

                                      VII.

         In further consideration of the agreements of the Underwriters herein contained, the Company covenants as follows:

                 (a) To furnish to you, without charge, three signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and, during the period mentioned in paragraph (c) below, as many copies of the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request and, in the case of the Prospectus, to furnish copies of the Prospectus in New York City, prior to 5:00 p.m., on the business day following the date of this Agreement, in such quantities as you reasonably request.

                 (b) Before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and to file no such proposed amendment or supplement to which you reasonably object.

                 (c) If, during such period after the first date of the public offering of the Shares as in the opinion of your counsel the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of your counsel, it is necessary to amend or supplement the Prospectus to comply with law, forthwith to prepare, file with the

         Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

                 (d) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request, to pay all expenses (including fees and disbursements of counsel) in connection with such qualification and to pay all filing fees in connection with any review of the offering of the Shares by the National Association of Securities Dealers, Inc.

                 (e) To make generally available to the Company's security holders and to you as soon as practicable an earnings statement covering the twelve-month period ending December 31, 1997 that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

                 (f) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel and the Company's accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Article VII(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, (iv) all filing fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the National Association of Securities Dealers, Inc., (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Common Stock and all costs and expenses incident to listing the Shares on the New York Stock Exchange and other national securities exchanges and foreign stock exchanges, if any, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expense of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, and (ix) all other reasonable costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Article VII. It is understood, however, that except as provided in this Article VII, Article IX and the penultimate paragraph of Article XI below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

                                     VIII.

         Each Selling Stockholder, severally and not jointly, agrees to pay or cause to be paid (i) all taxes, if any, on the transfer and sale of the Shares being sold by any such Selling Stockholder and (ii) to the extent not previously paid by the Company, such Selling Stockholder's pro rata share (determined by dividing the number of Shares sold by such Selling Stockholder by the total number of Shares sold by all Sellers) of all costs and expenses incident to the performance of the obligations of the Selling Stockholders under this Agreement, including, but not limited to, all expenses incident to the delivery of the Shares, the fees and expenses of counsel and accountants for the Selling Stockholders and the Company, the costs and expenses of incident to the preparation, printing and filing of the Registration Statement (including all exhibits thereto) and the Prospectus and any amendments or supplements thereto, the expenses of qualifying the Shares under the securities or Blue Sky laws of various jurisdictions, all fees payable in connection with any review of the offering of the Shares by the National Association of Securities Dealers, Inc., and the cost of furnishing to the Underwriters the required copies of the Registration Statement and Prospectus and any amendments or supplements thereto.

                                      IX.

         The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either
Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by any Underwriter or any such controlling person in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein. This indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Shares, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if such is required by law, at or prior to the written confirmation of the sale of Shares to such person, and if the Prospectus (as so amended or supplemented) would have corrected the defect giving to rise to such loss, claim, damage, liability or expense.

         The Company also agrees to indemnify and hold harmless Morgan Stanley & Co. Incorporated ("Morgan Stanley") and each person, if any, who controls Morgan Stanley within the meaning of either Section 15 of the Securities Act or
Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and judgments incurred as a result of Morgan Stanley's participation as a "qualified independent underwriter" within the meaning of Rule 2720 of the National Association of Securities Dealers' Conduct Rules in connection with the offering of the Shares, except for any losses, claims, damages, liabilities and judgments resulting from Morgan Stanley's, or such controlling person's, willful misconduct.

         Each Selling Stockholder agrees, severally and not jointly, to indemnify and hold harmless each Underwriter, and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Selling Stockholder furnished in writing by or on behalf of such Selling Stockholder expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto. This indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Shares, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if such is required by law, at or prior to the written confirmation of the sale of Shares to such person, and if the Prospectus (as so amended or supplemented) would have corrected the defect giving to rise to such loss, claim, damage, liability or expense.

         Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Selling Stockholders, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or any Selling Stockholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

         In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (a) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (b) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (a) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, (b) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and (c) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Selling Stockholders and all persons, if any, who controls any Selling Stockholder within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons of Underwriters, such firm shall be designated in writing by Morgan Stanley & Co. Incorporated. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Stockholders, such firm shall be designated in writing by the persons named as attorneys-in-fact for the Selling Stockholders under the Powers of Attorney. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (a) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (b) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding. Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to this Article IX in respect of such action or proceeding, then in addition to such separate firm for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate firm (in addition to any local counsel) for Morgan Stanley in its capacity as a "qualified independent underwriter" and all persons, if any, who control Morgan Stanley within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act.

         If the indemnification provided for in the first, second or third paragraph of this Article IX is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (a) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (b) if the allocation provided by clause (a) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (a) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Sellers on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by each Seller and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate public offering price of the Shares. The relative fault of the Sellers on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact relates to the information supplied by the Sellers or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Article IX are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

         The Sellers and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Article IX were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Article IX, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and no Selling Stockholder shall be required to contribute any amount in excess of the total price at which the Shares to be sold by such Selling Stockholder were offered to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Article IX are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

         The indemnity and contribution provisions contained in this Article IX and the representations and warranties of the Company and the Selling Stockholders contained in this Agreement shall remain operative and in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, any Selling Stockholder or any person controlling any Stockholder, or the Company, its officers or directors or any person controlling the Company and (c) acceptance of and payment for any of the Shares.

         The parties hereto agree that the only information furnished by any Selling Stockholder to the Company expressly for use in any preliminary prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, is the information set forth in the "Questionnaire for Selling Stockholders" executed by such Selling Stockholder, a copy of which has been previously provided to counsel for the Underwriters.

                                       X.

         This Agreement shall be subject to termination by notice given by you to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange or the National Association of Securities Dealers National Market System, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market,
(iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and (b) in the case of any of the events specified in clauses (a)(i) through (a)(iv), such event singly or together with any other such event makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

                                      XI.

         This Agreement shall become effective upon the later of (a) execution and delivery hereof by the parties hereto and (b) release of notification of the effectiveness of the Registration Statement by the Commission.

         If, on the Closing Date or the Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule II bears to the aggregate number of Firm Shares set forth opposite the names of all such nondefaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to
Article III be increased pursuant to this Article XI by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date or the Option Closing Date, as the case may be, any Underwriter or Underwriters shall fail or refuse to purchase Shares and the aggregate number of Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Shares to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholders. In any such case either you or the relevant Sellers shall have the right to postpone the Closing Date or the Option

Closing Date, as the case may be, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

         If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of any Seller to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason any Seller shall be unable to perform its obligations under this Agreement, the Sellers will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

         This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.



                                          Very truly yours,

                                          ADMINISTAFF, INC.



                                          By
                                            -----------------------------------
                                          Name:
                                                -------------------------------
                                          Title:
                                                 ------------------------------



                                          The Selling Stockholders named in
                                          Schedule I hereto, acting severally



                                          By
                                            -----------------------------------
                                          Name:
                                                -------------------------------
                                                      Attorney-In-Fact


Accepted ________________, 1997

MORGAN STANLEY & CO.
  INCORPORATED
DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION

Acting severally on behalf of themselves and the several Underwriters name in Schedule II hereto.

By Morgan Stanley & Co. Incorporated



By
  ------------------------------------
Name:
      --------------------------------
Title:
       -------------------------------

                                   Schedule I

                              Selling Stockholders



===================================================================================================
                                                                                 Number of
                                                                             Additional Shares
                               Selling Stockholder                               to be Sold
---------------------------------------------------------------------------------------------------
  [NAMES OF SELLING STOCKHOLDERS]





---------------------------------------------------------------------------------------------------
  Total Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .               450,000
===================================================================================================

                                  Schedule II

                                  Underwriters



==========================================================================================
                                                                             Number of
                                                                            Firm Shares
                                   Underwriter                            to be Purchased
------------------------------------------------------------------------------------------
  Morgan Stanley & Co. Incorporated . . . . . . . . . . . . . . . .
  Donaldson, Lufkin & Jenrette Securities Corporation   . . . . . .
  [NAMES OF OTHER UNDERWRITERS]   . . . . . . . . . . . . . . . . .





------------------------------------------------------------------------------------------
  Total Shares  . . . . . . . . . . . . . . . . . . . . . . . . . .          3,000,000
==========================================================================================